March 15, 2018

Dear Fellow Shareholders,

As the Company evolves, so too will our quarterly communications with you. We will provide updates on financial performance as well as key strategic initiatives; to inform you on the ways we are working to continually expand shareholder value. We also encourage you to visit our website to review press releases and corporate governance updates regularly.

Financial Performance. As previously announced, on January 16, 2018, the Board of Directors of Bar Harbor Bankshares (“the Company”) declared a quarterly cash dividend of $0.1867 per share of common stock, payable March 15, 2018 to shareholders of record as of February 15, 2018. Our fourth quarter earnings release and selected unaudited financial data for the twelve months ended December 31, 2017 can be found through our Company website at www.bhbt.com/shareholder-relations. In the past quarter we increased Earnings Per Share to $0.58 which was driven by continued efficiencies, and increasing loan growth, especially in our commercial markets as we posted 21% annualized growth. The increased sophistication of our operations has also provided a 53% efficiency ratio, a non-GAAP number.

Strategic Initiatives. In the past quarter, BHB has made investments in systems to remain on track with the rapidly changing technological environment. These improvements allow the Company to remain vigilant in risk mitigation efforts, and to continue providing a high level of service to our valued customers. As we began 2018, the Senior Executive Team welcomed Marion Colombo, EVP, Director of Retail Delivery and John Land, EVP, Chief Human Resources Officer, as other members transition into retirement. The decades of experience that both Marion and John bring to the team will play a vital role in maintaining the forward momentum which has led to exciting growth in the past year. Growth is an essential strategy to providing consistent returns to our investor base, and as we foster new relationships, we also continue to emphasize our role in the individual communities we serve, and the benefit of local decision making for our customers.

Throughout 2017, the focus remained on development of our core business and preservation of our strong risk management culture, all while doubling our footprint into New Hampshire and Vermont. We are excited for the opportunities afforded by these strategic endeavors for our shareholders, customers, team members, and communities. Thank you for your continued loyalty and support.

Respectfully,
Curtis C. Simard
President & CEO

Enclosures

This letter contains certain forward-looking statements with respect to the financial condition, results of operations and business of Bar Harbor Bankshares (the “Company”) for which the Company claims the protection of the safe harbor provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. You should not rely uncritically on forward-looking statements because they involve significant known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results. Some of the factors that could cause actual results to differ materially from current expectations include, but are not limited to, cyber attacks or other failures in our technology and privacy protection measures, changes in general economic conditions, changes in interest rates, changes in competitive product and pricing pressures among financial institutions within the Company’s markets, changes in the financial condition of Bar Harbor Bank & Trust’s borrowers and other factors discussed in the reports that the Company files with the Securities and Exchange Commission (the “SEC”). The forward-looking statements contained herein represent our judgment as of the date of this letter, and we caution readers not to place undue reliance on such statements. For further information, please refer to the Company’s reports filed with the SEC.